Sub-Item 77O

Rule 10f-3 Transactions

Dreyfus BASIC New Jersey Municipal Money Market Fund

     On April 11, 2012, Dreyfus BASIC New Jersey Municipal Money Market Fund (the “Fund”) purchased $100,000 of Harrison, New Jersey General Obligation Bonds (CUSIP # 415342LZ5) (the “Bonds”). The Bonds were purchased from Roosevelt & Cross, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

BNY Mellon Capital Markets, LLC
C.L. King & Associates
Oppenheimer & Co.
Ramirez & Co., Inc.
Rockfleet Financial Services, Inc.
Roosevelt and Cross, Inc.
Wells Fargo Advisors

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on July 30, 2012.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: BASIC New Jersey Municipal Money Market Fund
2. Anticipated Purchase Date: 4/11/12
3. Total Net Assets of Account/Fund: $ 59mm
4. Type and Description of Security to be Purchased: Harrison, New Jersey General Obligation Bonds
5. Credit Rating of Security (Rating/Rating Agency): A1 Moody's ONLY
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Roosevelt & Cross Inc.
7. Name of Affiliated Underwriter in Underwriting Syndicate: Bank of New York Mellon Capital Markets
8. Issue Size: $ 7,380,000
9. CUSIP: 415342LZ5
10. Amount Purchased by Account/Fund: $ 100,000
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 1.3%
12. Amount Purchased as a Percentage of Account/Fund Assets: .168%
13. Purchase Price of Securities (if at par, so state): $ 103.422
14. Commission/Spread Received by Principal Underwriters: $1000
15. Yield (as applicable): 1.50
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 1.50
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: The Bank of New York Mellon (Asset Management); BNY Mellon, NA (Wealth Management) __________;Other (Describe)X__The Board for the BASIC NJ Muni Money Fd__________;

Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties?(Must be Yes): Yes
7. *Municipal Securities Only:* Can security be sold at carrying price within a reasonably short time? (Must be Yes):Yes
8. *Municipal Securities Only:* Is security subject to no more than moderate credit risk? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities are limited to 25% of the offering.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit C, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box if Exhibit C is required—if so, please complete and submit.**

LOB Asset Management Unit (Print)
AND
LOB Portfolio Manager Name (Print)__Joseph Irace__________ Signature [signature] 5-15-12
Date________
AND
LOB CIO/Designate Name (Print)______Patricia Larkin__________ Signature [signature] Date 5.15.12
AND
Chief Compliance Officer Name (Print) Joseph W. Connolly Signature [signature] Date 5.21.12

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/13/12

2nd Quarter 2012